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                      MUTUAL BUSINESS DEVELOPMENT AGREEMENT


                  MUTUAL BUSINESS DEVELOPMENT AGREEMENT dated as of October 8, 1996 (the "Agreement") between Service One International Corporation, a South Dakota corporation (the "Company"), and the Renaissance Trust I (the "Trust"),


                              W I T N E S S E T H:

                  WHEREAS, the Company currently is engaged in the business of acquiring, originating, servicing, securitizing and selling consumer credit card debt portfolios (the "Business"); and

                  WHEREAS, to date the Company has conducted its operations solely "in the U.S." (as that phrase is hereinafter defined); and

                  WHEREAS, the Company desires to invest or participate in business ventures or enterprises engaged in the development and conduct of the Business "outside the U.S." (as that phrase is hereinafter defined); and

                  WHEREAS, the Company owns certain proprietary analytical computer programs, operating systems, methods and procedures, and related know-how (the "System"); and

                  WHEREAS, the Trust has heretofore owned and controlled companies engaged in the Business in the U.S. and currently proposes to form and finance a company (the "Non-U.S. Based Enterprise") that among its proposed activities, may develop opportunities or operations that would be useful to conducting the Business outside the U.S.; and

                  WHEREAS, the Trust desires that the Non-U.S. Based Enterprise be able to use the System in the non-U.S. based Business, and the Company is willing to license the System to the Non-U.S. Based Enterprise for such purpose, on the terms and subject to the conditions set forth in a Non-exclusive License Agreement, substantially in the form provided for herein (the "License Agreement"); and

                  WHEREAS, the Company desires that the Non-U.S. Based Enterprise undertake to promote the Company and the System to non-U.S. based financial institutions and organizations, to thereby enhance the Company's opportunities to acquire appropriate portfolios from the U.S. affiliates of such non-U.S. based financial institutions and organizations; and

                  WHEREAS, the Company and the Trustee desire to compensate and incentivize each other by providing to the Trust an indirect economic interest in the Company and by providing to the



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Company an indirect economic interest in the Non-U.S. Based Enterprise, both solely as provided in this Agreement; and

                  WHEREAS, concurrently with this Agreement, the Company is entering into an agreement (the "Other Agreement") substantively the same as this Agreement with the O. Pappalimberis Trust (the "Other Trust");

                  NOW THEREFORE, the parties hereto hereby agree as follows:

                  1.       Business of the Non-U.S. Based Enterprise.

                           (a) As soon as practicable, and in any event within
120 days after the date hereof, the Trust shall (i) form and organize the non-U.S. Based Enterprise (inside or outside the U.S. at the Trust's discretion), (ii) cause such Non-U.S. Based Enterprise to commence the conduct of forming and organizing its operations, and (iii) provide at its sole discretion funds or credit to finance the conduct of its operations. Except as expressly provided elsewhere herein, the Non-U.S. Based Enterprise shall not, for a period of six years from the date hereof, conduct any of its operations inside the U.S. with respect to any Portfolio (as defined below) of which any of the Accounts (as defined below) included therein are with Persons residing in the United States or Canada ("in the U.S."). However, the Non-U.S. Based Enterprise may contact any financial institution or other Person (as defined below) that conducts operations outside the United States and Canada and may acquire any Portfolio of which none of the Accounts included therein are with Persons residing in the United States or Canada ("outside the U.S."). The Non-U.S. Based Enterprise may also securitize a Portfolio in the U.S.; provided that the Company (or an Affiliate thereof) shall be given a reasonable right of first refusal and opportunity to effect such securitization.

                           (b) The Company engages the Non-U.S. Based Enterprise
to represent the Company in developing opportunities for the Company to acquire appropriate Portfolios from United States or Canadian based affiliates of non-U.S. based banks or foreign subsidiaries and/or affiliates of U.S. institutions and other financial institutions. For this purpose, the Company expressly authorizes the Non-U.S. Based Enterprise to discuss (subject to appropriate confidentiality restrictions) with potential clients the benefits and advantages of the System, the expertise of the Company in the conduct of the operations and other relevant features of the Company and its personnel. The Company also expressly authorizes the Non-U.S. Based Enterprise to solicit financing from foreign banks and other financial institutions for the acquisition by the Company of appropriate Portfolios.


                           (c) Any other provision hereof notwithstanding, the
Company may engage in or perform the Services for itself or for its benefit or the benefit of any other Person (as defined in Subsection 7(r)) or engage any other Person to perform such Services for the Company.

                  2. Term. The Agreement shall commence on the date hereof, and subject to the provisions of Subsection 3(e), continue for the six-year period (the "Term"), ending at the close of business on October 7, 2002 (the "Termination Date").

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                  3.       Consideration.

                           (a) Upon notice to the Company that the Trust has
completed the formation, organization, and initial financing of the Non-U.S. Based Enterprise, and without regard to any other activity or the success thereof, as full compensation therefor, the Company shall pay the Trust or if the Trust forms a separate entity (whether or not a corporate entity) the Company shall pay to such entity:

                                    (i) within four days after the signing of
this Agreement and thereafter prior to or on the fifth day of each of the 11 subsequent calendar months, a base fee in the amount of $42,500 (net of any amounts of such payment required to be withheld under applicable law, if any); and, in addition,

                                    (ii) with respect to Net Proceeds upon the
Disposition of a Portfolio (as such terms are defined in Subsection 3(b)) owned by the Company or any Company Affiliate (as defined in Subsection 7(r)(ii) hereof) at any time during the Term or a credit card account becoming a Qualifying Receivable (as defined below) at any time during the Term, an amount equal to 5% of such Net Proceeds (net of any amounts required to be withheld under applicable law and regulations); provided that, subject to the provisions of Subsection 3(d) and 3(e), no such payment shall be made if the aggregate amount of the 5% Fee (as defined below) paid to the Trust hereunder equals $25,000,000. Notwithstanding the foregoing, if a Portfolio is owned by the Company during the Term, or Additional Term (as defined below), any Net Proceeds or other collections with respect to such Portfolio received after the Term or Additional Term shall nevertheless be treated as having been received during the Term or Additional Term, as the case may be.

         The fees described in paragraphs a) through e) below (referred to herein collectively as the "5% Fee") shall be earned and, subject to Section 3(c), paid in accordance with the following schedule:

         a) Upon the earlier to occur of delivery of the originated Balance Transfer Amount to a "pre-securitization credit facility" (warehouse line) or a credit card account becoming a Qualifying Receivable, an amount equal to 5% of the related Net Proceeds shall be deemed earned, of which 25% shall be payable to the Trust.

         b) After occurrence of either of the above events, upon the earlier to occur of delivery of the receivables, as to which a fee was earned under paragraph a) above, to a securitization facility (or any other Disposition) or the passage of 11 months from the Credit Card Origination Date, the 75% balance of the earned, but unpaid, 5% Fee shall be payable to the Trust.

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         c)       If an Account does not become a Qualifying Receivable and has not been delivered to a "pre-securitization credit facility" (warehouse line), or a securitization facility and Disposition has not been effected with respect to such Account, no amount of the 5% Fee shall be earned or paid until the first day of the 11th month after the Credit Card Origination Date and, on that date, if the Account is or becomes Current, the full 5% of the Net Proceeds shall be payable to the Trust with respect to such Account.

         d) If on the first anniversary of the Credit Card Origination Date of an Account, no amounts have previously been paid to the Trust with respect to such Account and the Account is not more than 59 days delinquent, a fee equal to 2 1/2 percent of the Balance Transfer Amount with respect to such Account shall be payable to the Trust.

         e) With respect to any Subpar Account, as defined below, an amount equal to 5% of all cash collections shall be payable to the Trust when received. "Subpar Account" shall mean any Account, with respect to which cash is received and which did not result in a Balance Transfer Amount or payment of any fee hereunder.

         (b)      For this Purpose:

                                    (i) "Account" means the contractual account
between a consumer credit card account debtor and the issuer of the credit card or its assignee as creditor of such account, irrespective of whether the account debtor's obligation was discharged in bankruptcy.

                                    (ii) "Balance Transfer Amount" means any
newly established receivable balance originated or acquired by the Company by way of a credit card Account, which is not to include new charges on the Account subsequent to the initial receivable amount. (All computations of the 5% Fee shall be derived using the Balance Transfer Amount irrespective of whether the cardholder has paid principal down below the original Balance Transfer Amount or charged more than the Balance Transfer Amount at the time of any of the 5% payment obligations.)

                                    (iii) "Base Proceeds" of a Disposition means
all Proceeds of a Disposition actually received by or for the account of the Company or any Company Affiliate until the amount of such Proceeds equals 20% of the total Balance Transfer Amount or credit card receivable of a Portfolio pursuant to the agreements or instruments relating to such Disposition.

                                    (iv) "Credit Card Origination Date" means
the recorded date that the credit card account is booked on the credit card system (FDR or other such similar system).

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                                    (v) "Current" means, with respect to an
Account, that there is no payment which is unpaid more than ten days after the due date.

                                    (vi) "Disposition" means with respect to a
Portfolio any sale, securitization or other disposition of any interest in a Portfolio (or the accounts receivable generated upon collection of amounts owed on Accounts included in the Portfolio) that results in the actual receipt of Proceeds by the Company or any Company Affiliate.

                                    (vii) "Net Proceeds" of a Disposition means
the Proceeds of such Disposition after deduction of the Base Proceeds of such Disposition.

                                    (viii) "Portfolio" means a group of Accounts
acquired or originated by the Company prior to expiration of the Term, without regard to the time of any Disposition or other event requiring payment to take place.

                                    (ix) "Proceeds" of a Disposition means
eighty percent (80%) of the newly originated Balance Transfer Amount or credit card receivable.

                                    (x) "Qualifying Receivable" means any
Balance Transfer Amount on which the cardholder has made three consecutive payments, any two of which must have been made no later than ten days after the payment due date, and any one payment must not have been made more than 29 days past its scheduled due date.

                           (c) On or before the tenth day of each month during
the Term and, if applicable, the Additional Term, the Company shall pay to the Trust all amounts in respect of the 5% Fee which become payable during the immediately preceding month, by delivery to the Trust of a check in an amount equal to the sum of all such amounts. Each payment of the 5% Fee shall be accompanied by a certificate of the Company's chief financial officer setting forth in reasonable detail the calculation of the 5% Fee.

                           (d) If at any time, the Company fails to make any
payment of the monthly base fee pursuant to Subsection 3(a)(i) or the 5% Fee pursuant to Subsection 3(a)(ii) within the time when such payment becomes due pursuant hereto, interest shall accrue and be payable on the amount of any such payment not so made at the rate of 15% per annum from the date such payment becomes due until such amount is paid in full, payment of such interest to be made concurrently with the payment of the delinquent amount; provided that the Company shall not be so required to pay any such interest to the extent that the failure to pay prior to the end of the Term the 5% Fee is based on the Company's good faith assertion of a set-off of such amount pursuant to Section 6 or a good faith dispute by the Company with respect to the payment of such amount.

                           (e) If the Company fails to pay any amount in excess
of the "Threshold Amount" (as hereinafter defined) during any year, in the aggregate of the monthly base fee or, prior to the expiration of the Term, the 5% Fee required to be paid by it pursuant to this Section 3, then,

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the Term shall be extended by a period equal in duration to the cumulative duration of the period or periods commencing, in each case, on the date any such amount, which is unpaid, is finally determined to be due under the procedures set forth in Section 3(f) below or is determined to be payable by a panel in non-binding mediation in accordance with the procedures set forth on Section 7(g) below (any such determination herein called a "Determination") and ending on the date such amount (together with interest thereon determined in accordance with Subsection 3 (d)) is paid in full during which any such amount remains unpaid; provided that in no event shall the Term extend past the earlier of (A) the second anniversary of the Termination Date or (B) the date on which all amounts (including amounts payable by reason of this Subsection 3(e)) are paid in full (such two year or shorter period after the Termination Date, the "Additional Term"), and the Company shall pay as additional fees hereunder (but not as a penalty), at the same times and in the same manner as is provided in clause (ii) of Subsection 3 (a), an amount equal to one-half of the amount of the 5% Fee that would have been payable with respect to any Portfolio for which there is a Disposition or any Qualification with respect to individual credit card amount during such Additional Term had such Disposition been made during the Term; provided that, with respect to each Determination, the Term shall not be extended and the Company shall not be so required to make any such additional payments if the Company deposits in escrow with a bank or financial institution located in the United States and having consolidated assets in excess of $500,000,000, amounts of the 5% Fee which are determined to be payable in such Determination within twenty (20) days after such Determination is rendered and if the Company makes such deposit in escrow after such 20 day period, the duration of the extension of the Term and the requirement to make additional payments shall cease at the time of such deposit. "Threshold Amount" shall mean one hundred thousand dollars ($100,000.00) during the first year of this Agreement, two hundred thousand dollars ($200,000.00) during the second year of this Agreement, three hundred thousand dollars ($300,000.00) during the third year of this Agreement, four hundred thousand dollars ($400,000.00) during the fourth year of this Agreement, five hundred thousand dollars ($500,000.00) during the fifth year of this Agreement, and six hundred thousand dollars ($600,000.00) during the sixth year of this Agreement.

                           (f) At any time within 90 days after the end of each
fiscal year of the Company ending during the Term or, thereafter, during which the Company makes or is required to make a payment of the 5% Fee hereunder, the Trust may cause its regular independent certified public accountants (subject to the Trust and such accountants entering into appropriate confidentiality agreements with the Company) to conduct an audit of the accounts of the Company to confirm the amount of the 5% Fee determined by the Company to be due and payable to the Trust in accordance with Section 3(a), if any, made during such fiscal year. If the Trust determines, based on such audit, that the amount of the 5% Fee determined by the Company in accordance with Section 3(a) requires adjustment, because such amount was not correctly determined based on proper assumptions, amounts or calculations, the Trust shall promptly, and in any case within 30 days after completion of the audit, give notice (the "Adjustment Notice") to the Company to such effect, setting forth therein the amount of the 5% Fee, as adjusted, and, in reasonable detail, the reasons for such adjustment. If the Company agrees with the amount of the 5% Fee set forth in the Adjustment Notice, the Company shall, within 20 days of the giving of the Adjustment Notice, give written notice to the Trust confirming the amount of the 5% Fee, as so adjusted, and on the fifth business day following

                                      -6-

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the giving of such notice, the Company shall pay to the Trust the deficiency in the amount of the 5% Fee in accordance with the Adjustment Notice, together with interest thereon determined in accordance with Subsection 3(d). If, however, the Company disagrees with the adjustments set forth in the Adjustment Notice, the Company shall, within 20 days of the giving of the Adjustment Notice, give written notice (the "Dispute Notice") to the Trust to such effect, setting forth therein, in reasonable detail, the reasons for such objection. In such event, unless the Company and the Trust promptly resolve such objections and agree upon the determination of the amount of the 5% Fee (in which case the deficiency, if any, together with interest thereon determined in accordance with Subsection 3(d), shall be paid promptly, and in any event within five business days, after the date of such agreement), the determination of the amount of the 5% Fee shall be promptly referred to the respective regular independent certified public accountants of the Company and the Trust, who shall confer and attempt to resolve the objections as to such determination set forth in or arising as a consequence of the Adjustment Notice and the Dispute Notice. If, within 15 days after such referral, such accountants resolve such disputes and determine the amount of the 5% Fee, they shall give written notices to the Company and the Trust to such effect, setting forth the amount of the 5% Fee as so determined. If they cannot make such determinations within such 15-day period, such determination shall be referred to a third independent firm of certified public accountants selected by the respective accountants, whose determination of such amount shall be final and binding on the Company and the Trust. Upon the determination of the amount of the 5% Fee by such accountants, any deficiency, together with interest thereon determined in accordance with Subsection 3(d), shall be paid promptly, and in any event within five business days, after the date of such determination. The fees and expenses of the respective independent certified public accountants of the Company and the Trust incurred in the determination of the amount of the 5% Fee as provided herein shall be borne by the Company and the Trust, respectively. The fees and expenses of a third firm of independent certified public accountants incurred, if required pursuant to this Section, shall be borne and promptly paid equally by the Company and the Trust.

                           (g) No provision of Subsection 3(d), 3(e) or 3(f) is
intended or shall be deemed to preclude the commencement of any Proceeding by the Trust or the Non-U.S. Based Enterprise to collect any base fee or 5% Fee to which it may be entitled hereunder or the Company from seeking to recover any overpayment, or otherwise to restrict the remedies available to either party to enforce its rights hereunder.

                           (h) For federal income tax purposes, the Non-U.S.
Based Enterprise shall treat any amount received with respect to each Portfolio as its share of income from an entity taxed as a partnership described in Subchapter K of the Internal Revenue Code. The Non-U.S. Based Enterprise shall furnish to the Company such information as the Company may reasonably require with respect to its federal income tax obligations regarding the distribution of profits from the Portfolios.

                           (i) For federal income tax purposes, the Company
shall treat any amount received with respect to each Portfolio as its share of income from an entity taxed as a partnership described in Subchapter K of the Internal Revenue Code. The Company shall furnish to Non-U.S.

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

Based Enterprise such information as Non-U.S. Based Enterprise may reasonably require with respect to its federal income tax obligations regarding the distribution of profits from the Portfolios.

                  4. System License. Concurrently herewith, the Company is licensing the System to the Trust, pursuant to a Non-Exclusive Technology License Agreement (the "License Agreement"), for use by the Non-U.S. Based Enterprise in conducting the Business outside the U.S.

                  5. Right to Participate in Business of the Non-U.S. Based Enterprise.

                           (a) Each of the Company, Service One Holdings Inc., a
Delaware corporation ("Holdings") and Taxter One LLC, a New York limited liability company ("Buyer"), shall have an irrevocable and unconditional right (but no obligation) to acquire an undivided interest in any Portfolio acquired at any time during the Term by the Non-U.S. Based Enterprise or any Affiliate thereof, which interest will entitle the Company, Holdings and Buyer to receive in the aggregate (apportioned among them in accordance with their respective interests or as they may agree among themselves) a portion of any Proceeds of a Distribution of such Portfolio by the Non-U.S. Based Enterprise in the same manner and subject to the same terms and conditions as are applicable to the 5% Fee, except that the percentage of Net Proceeds payable shall be 10% (instead of 5%), and the proviso to clause (ii) of Subsection 3(a) shall not apply to such interest.

                           (b) The aggregate purchase price for any such
interest in a Portfolio (the "Exercise Price") shall be 6% of the purchase price actually paid or payable by the Non-U.S. Based Enterprise or an Affiliate thereof for such Portfolio, such Exercise Price to be payable to the Non-U.S. Based Enterprise at the same time and in the same manner as the purchase price for the Portfolio is payable by the Non-U.S. Based Enterprise or an Affiliate thereof.

                           (c) At least 10 days prior to the closing of the
acquisition of a Portfolio by the Non-U.S. Based Enterprise or an Affiliate thereof, the Non-U.S. Based Enterprise shall give written notice (the "Acquisition Notice") of such proposed acquisition to the Company, setting forth therein in reasonable detail a description of the Portfolio proposed to be acquired and the proposed terms and condition of such acquisition, including without limitation the expected closing date, the purchase price for the Portfolio and the seller thereof. The Company shall give written notice to the Non-U.S. Based Enterprise within 10 days of the receipt of the Acquisition Notice of any intention by the Company, Holding or Buyer to purchase an interest in such Portfolio as provided in this Section 5. If the Company, Holding or Buyer so elect to purchase such an interest and notice thereof is properly given as herein provided, then concurrently with the acquisition of the Portfolio by the Non-U.S. Based Enterprise or as soon as practicable thereafter, and in any event within 10 business days after the closing of such acquisition the Company, Holding or Buyer, as the case may be shall purchase its interest in such Portfolio upon payment of the Exercise Price.

                  6. Set-Off. The Company, at its sole discretion, may set-off and retain the amount of any indemnity payment required to be made by the Trust and the Other Trust in accordance with Section 11.6 of the Stock Purchase Agreement of even date herewith (the "Purchase

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

Agreement") by and among the Buyer, the Trust and the Other Trust or any payment required to be made by the Trust to the Company pursuant to Section 5 or the License Agreement that is not so made when due, in each case, from one-half of any payment of the 5% Fee with respect to any Portfolio otherwise required or permitted to be made by the Company hereunder, after the Trust shall have received 25% of the 5% Fee payable to the Trust with respect to such Portfolio. The Company agrees that amounts to be set-off and retained shall be applied equally against (i) payments required (except for the set-off) to be made to the Trust hereunder and (ii) payments required (except for the set-off) to be made to the Other Trust and under the Other Agreement. The Trust may set-off and retain the amount of any payment required to be made to it by Buyer under the Stock Purchase Agreement or by the Company hereunder that is not so made when due from any payment required to be made to the Company by the Trust hereunder or under the License Agreement.

                  7.       Miscellaneous.

                           (a) Limitation of Authority. No provision hereof
shall be deemed to create any partnership, joint venture or joint enterprise or association between the parties hereto, or to convey to or invest in either party any right or the assets or business of the other party hereto or, except as expressly provided in Section 1, to authorize or to empower either party hereto to act on behalf of, obligate or bind the other party hereto. Any provision hereof notwithstanding, the Non-U.S. Based Enterprise is, and is intended to be, an independent contractor.

                           (b) Notices. Any notice or demand to or upon either
party hereto required or permitted to be given or made hereunder shall be deemed to have been duly given or made for all purposes if (i) in writing and sent by
(A) messenger or an overnight courier service against receipt, or (B) certified or registered mail, postage paid, return receipt requested, or (ii) sent by telegram, facsimile transmission, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage paid first-class mail, to such party at the following address:

                To the Trust at:     Renaissance Trust I
                                     c/o Skadden, Arps, State, Meagher & Flom
                                     One Rodney Square
                                     7th Floor
                                     Wilmington, Delaware 19801
                                     Attn: Robert B. Pincus, Esq.
                                     Fax: (302) 651-3001

                To the Company at:   565 Taxter Road
                                     Elmsford, New York 10523
                                     Attn: Jay L. Botchman, President
                                     Fax: (914) 592-1882

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

                With a copy to:      Parker Chapin Flattau & Klimpl, LLP
                                     1211 Avenue of the Americas
                                     New York, New York 10036-8735
                                     Attn: Melvin Weinberg, Esq.
                                     Fax: (212) 704-6288

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt; in the case of clause (a)(ii), five business days after such notice or demand is sent; and, in the case of clause
(b), the business day next following the date such notice or demand is sent, provided, however, that any notice regarding a change of address shall be deemed given when received.

                           (c) Amendment. Except as otherwise provided herein,
no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of all the parties hereto.

                           (d) Waiver. No course of dealing or omission or delay
on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

                           (e) Governing Law. This Agreement shall be governed
by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.

                           (f) Jurisdiction. Each of the parties hereto hereby
irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any Proceeding (as defined in Subsection 7(r)) arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such Proceeding, in which case, each of the parties hereto irrevocably consents and submits to the jurisdiction of the Supreme Court of the State of New York in connection with such Proceeding and waives any objection to venue in New York County, State of New York), and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (i)(B) of Subsection 7(b).

                           (g)   Remedies.

                                 (i)        Except as otherwise provided in
Subsection 3(f) with respect to a dispute as to the amount of any payment of the 5% Fee, the parties shall submit any dispute

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

arising with respect to any provision hereof to non-binding mediation, prior to commencing any other Proceeding, other than a Proceeding seeking an injunction or specific performance, in accordance with the procedures set forth in this clause (i) of Subsection 7(g). Any party asserting any claim or objection to any action by any other party or otherwise seeking to enforce any right hereunder (the "claimant") shall give written notice of such claim to each other party hereto setting forth therein in reasonable detail the factual basis for such claim, the provisions of this Agreement relating thereto and the amount of monetary damages or other relief sought from the other party hereto (the "respondent"). The respondent shall within 10 days of the giving of such notice respond to such claim by a written notice accepting or denying such claim in whole or in part, setting forth therein in reasonable detail the basis for such response. If the claimant and respondent are unable to resolve such claim in full within 10 days after the giving of such responsive notice, the parties shall exchange lists of 10 potential mediators, each of whom shall be a retired federal judge or state appellate court judge with not less than 10 years experience in commercial litigation prior to his judicial appointment. The parties shall select three mediators from such lists as follows:

                  (A)      as they may agree upon any Person on both lists

                  (B) as they may agree upon any other Person on one or the other of the lists, or

                  (C) if the parties are unable to agree on the selection of three such mediators, as selected by the CPR Institute For Dispute Resolution ("CPR") from such lists, or if CPR declines to select any Person from such lists, any other Person, unless both parties object to such Person.

The mediation proceeding will be held in New York City. No discovery or motion practice will be permitted. At the mediation proceeding each party shall be represented by one representative and counsel. Each party shall submit a brief written statement presenting its position consistent with that set forth in the claim notice or response notice, as applicable, referred to above, to the mediation panel and concurrently deliver a copy thereof to the other party, and each party shall have an opportunity to present direct testimony of witnesses for up to 10 hours and produce supporting evidence before the mediation panel. Each party shall also be entitled to present rebuttal testimony of witnesses for up to 2 hours and produce additional rebuttal evidence. All proceedings shall be transcribed stenographically and a copy thereof shall be distributed to each party and each member of the panel. Within two business days after conclusion of the presentation of testimony and evidence, the panel shall render its decision in a reasoned opinion by a majority of the panel.

                                    (ii) In the event of any actual or
prospective breach or default by either party hereto, the other party shall be entitled, in addition to any and all available legal remedies, to equitable relief, including remedies in the nature of rescission, injunction and specific performance. Except as otherwise provided in clause (i) of this Subsection 7(g), all remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages.

                                    (iii) The party prevailing with respect to
any claim or in any Proceeding to enforce its rights hereunder shall be entitled to reimbursement from the respondent or defendant party of all reasonable costs, including reasonable attorneys' fees, and disbursements, incurred by such party in connection therewith.

                           (h) Severabillty. The provisions hereof are severable
and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

                           (i) Further Assurances. Each party hereto shall
promptly execute, deliver, file or record such agreements, instruments, certificates and other documents and perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

                           (j)      Assignment.

                                    (i) Subject to the provisions of Subsections
7(j)(ii), (iii) and (iv), this Agreement and each right, interest and obligation hereunder, may not be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void and without effect.

                                    (ii) The Company (and each subsequent
assignee of the Company) shall have the right to assign all (but not less than all) of its rights, interests and obligations hereunder to any other Person who acquires a majority of the voting capital stock of the Company or all or substantially all of the assets of the Company (or a subsequent assignee of the Company); provided that neither the Company nor any subsequent assignor shall be released from any of its obligations hereunder by reason of any such assignment.

                                    (iii) The covenants, representations,
warranties and indemnities of the Trust under this Agreement, and under any other agreement, instrument, certificate or document executed and delivered in connection herewith or the transactions contemplated hereby, may be collaterally assigned to any and all lenders to the Company or any Affiliate thereof that controls the Company (the "Lenders"), any and all of whom may enforce their rights and remedies in connection with any such collateral assignment or realization thereon to the extent provided in the applicable debt instruments and security agreements or at law or in equity. Upon receipt of written notice from the Lenders that an "Event of Default" has occurred pursuant to the applicable indebtedness, the Trust will tender any payments due under this Agreement to the Lenders in accordance with the instructions set forth in such notice.

                                    (iv) The Trust and any Permitted Trust
Transferee (as hereinafter defined) may assign this Agreement or any right or interest hereunder to one or more Persons (each a "Permitted Trust Transferee") that is (A) listed on Schedule A, (B) any lineal descendant of any Beneficial Owner, (C) any trust of which each beneficiary is a Beneficial Owner, or a spouse, lineal descendant or sibling of such Beneficial Owner, (D) any Person in which each equity owner is a Person described in subclause (A), (B) or (C) of this clause (iv) of Subsection 7(j) or (E) the Non-U.S. Based Enterprise. Furthermore, the Trust and any Permitted Trust Transferee may pledge this Agreement or any right or interest hereunder to secure its obligations with respect to any indebtedness for borrowed money or other advances of credit by a bank or other institutional lender, subject, however, to the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. No such assignment (including without limitation any such pledge with the consent of the Company) shall release the Trust or any Permitted Trust Transferee assignor from any of its obligations hereunder.

                           (k) Binding Effect. This Agreement shall be binding
upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

                           (l) Titles and Captions. The titles and captions of
the Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

                           (m) Grammatical Conventions. Whenever the context so
requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

                           (n) References. The terms "herein," "hereto,"
"hereof," "hereby," and "hereunder," and other terms of similar import, refer to this Agreement as a whole, and not to any Section or other part hereof.

                           (o) No Presumptions. Each party hereto acknowledges
that it has participated, with the advice of counsel, in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that the other party hereto drafted or controlled the drafting of this Agreement.

                           (p) Counterparts. This Agreement may be executed in
counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

                           (q) Incorporation by Reference. Exhibit A hereto is
an integral part of this Agreement and is incorporated herein in its entirety by this reference.

                           (r)      Certain Definitions.

                                    (i) "Affiliate" of a Person means another
Person (A) directly or indirectly controlling, controlled by, or under common control with, such Person (for this purpose, "control" of a Person means the power (whether or not exercised) to direct the policies, operations or activities of such Person by or through the ownership of, or right to vote, or direct the manner of voting of, securities of such Person, or pursuant to agreement or law or otherwise) or (B) who is a director or officer of a corporation, general partner of a partnership, manager of a limited liability company, trustee of a trust or other Person who exercises managerial authority with respect to the subject Person; or (C) who owns (or has the discretionary right to acquire) 10% or more of the equity interests (including without limitation capital stock or partnership, membership or beneficial interests) of the subject Person.

                                    (ii) "Company Affiliate" means a Person that
is an Affiliate of the Company by reason of clause (A) of clause (i) of Subsection 7(r).

                                    (iii) "Governmental Authority" means any
federal, state, local or foreign court, arbitration panel, government, governmental authority, agency or instrumentality of competent jurisdiction, or recognized professional or industry association or organization that establishes or enforces policies or standards or otherwise regulates or supervises the services and activities subject hereto.

                                    (iv) "Person" includes without limitation a
natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, Governmental Authority, or any group of the foregoing acting in concert.

                                    (v) "Proceeding" means any action, suit,
investigation, audit or mediation, arbitration or other proceeding, at law or in equity, before or by any Governmental Authority.

                           (s) Entire Agreement. This Agreement embodies the
entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, commitment or arrangement relating thereto.

                  IN WITNESS WHEREOF, the Company and the Trust, by their respective duly authorized officers, have duly executed this Agreement on the date set forth in the Preamble hereto.

RENAISSANCE TRUST I                            SERVICE ONE INTERNATIONAL
                                                 CORPORATION

By:   /s/  Luis Dario Suquilanda               By:   /s/  Jay L. Botchman
      ---------------------------------              ---------------------------
          Trustee                                       Name:  Jay L. Botchman
          Luis Dario Suquilanda                          Title:  Chairman